Exhibit 10.1(bm)

AMENDMENT NUMBER EIGHT

TO THE

SAUER-DANFOSS LASALLE FACTORY EMPLOYEE SAVINGS PLAN
(As Amended and Restated Effective January 1, 1998)

WHEREAS, Sauer-Danfoss (US) Company (the “Company”) sponsors the Sauer-Danfoss LaSalle Factory Savings Plan (the “Plan”); and

WHEREAS, the Company and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, and its Local Union No. 285 (the “Union”) have agreed to amend the Plan to increase the maximum Participant Contribution rate under the Plan to 100% of the Participant’s Compensation.

NOW, THEREFORE, pursuant to Section 14.1 of the Plan, the Company and Union hereby amend the Plan, effective as of January 1, 2004, by deleting paragraph (b) of Section 5.2 of the Plan in its entirety, and substituting the following new paragraph (b) as a part thereof:

“(b)                           Maximum Reduction.  The maximum reduction for any Participant for any payroll period shall be one hundred percent (100%) of such Participant’s Compensation for such payroll period; notwithstanding the foregoing and notwithstanding any Participant Contribution elected by a Participant under this Section 5.2, if a Participant has elected to defer a percentage of his or her Compensation such that contribution of the gross amount of the Compensation would leave insufficient funds to satisfy all required deductions against such Compensation (including, but not limited to, any pre-tax elective contributions or benefit contributions made by such Participant, wage assignments, wage garnishments, child support payments, levies, remittance of all applicable taxes to governmental authorities (collectively the “Deductions”)), then the applicable Participant Contribution amount shall be made net of the smallest amount of Deductions needed to satisfy all such payments which cannot be covered from the portion of Compensation not deferred.”

IN WITNESS WHEREOF, the Company has authorized the execution on its behalf of this Amendment Number Eight this 31st day of December, 2004.

Sauer-Danfoss (U.S.) Company

/s/ SUZANNE R. SOBKOWIAK

/s/ JAMES T. REMUS

IN WITNESS WHEREOF, the Company has authorized the execution on its behalf of this Amendment Number Eight this 31st day of December, 2004.

UAW, Local Union No. 285

/s/ WILLIAM C. FALASSI

/s/ EDWARD F. WROBLESKI